Exhibit 99.1

HOOKIPA Pharma Announces Intention to Voluntarily Delist and Deregister its Common Stock

July 18, 2025 at 4:05 PM ET

NEW YORK and VIENNA, July 18, 2025 (GLOBE NEWSWIRE) -- HOOKIPA Pharma Inc. (NASDAQ: HOOK, “HOOKIPA”), a clinical-stage biopharmaceutical company developing next-generation immunotherapeutics for the treatment of cancer and serious infectious diseases, today announced its intention to voluntarily delist from the Nasdaq Capital Market (“Nasdaq”) and to deregister its common stock under Section 12(b) and Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and suspend its reporting obligations under Section 15(d) of the Exchange Act.

In connection with the consideration and evaluation of HOOKIPA’s long-term prospects and strategies by HOOKIPA’s board of directors, on May 21, 2025 HOOKIPA entered into an asset purchase agreement (“Asset Purchase Agreement”) with Gilead Sciences, Inc. (“Gilead”) pursuant to which Gilead will acquire all of HOOKIPA’s assets primarily related to or necessary for the conduct of HOOKIPA’s HB-400 program, currently in clinical development for the treatment of hepatitis B virus, and certain of HOOKIPA’s assets related to HOOKIPA’s HB-500 program, currently in clinical development for the treatment of human immunodeficiency virus (collectively, the “Asset Sale”). HOOKIPA has been developing the HB-400 and HB-500 programs in collaboration with Gilead pursuant to the collaboration and license agreement with Gilead. HOOKIPA is holding a special meeting of stockholders (the “Special Meeting”) on July 29, 2025, at 10:00 a.m. Eastern Time to seek stockholder approval of the Asset Sale and to approve the dissolution and liquidation of HOOKIPA in accordance with Delaware law.

If the stockholders approve the Asset Sale and the dissolution and liquidation of HOOKIPA, HOOKIPA intends to file a Certificate of Dissolution (the “Certificate of Dissolution”) with the Delaware Secretary of State as soon as practicable following the closing of the Asset Sale and the completion of the transfer plan under the Asset Purchase Agreement. Upon HOOKIPA’s filing of a Certificate of Dissolution with the Delaware Secretary of State, the winding up and liquidation of HOOKIPA will commence.

In determining to voluntarily delist and deregister its common stock, HOOKIPA considered that, assuming its stockholders approve the Asset Sale and the dissolution and liquidation of HOOKIPA at the Special Meeting, following the Asset Sale and through the subsequent liquidation and dissolution of the company, HOOKIPA would have an obligation to continue to comply with the applicable reporting requirements of the Securities Exchange Act of 1934, as amended, even though compliance with these reporting requirements would be economically burdensome in light of the Asset Sale and HOOKIPA’s announced intent to dissolve and liquidate. Further, the expenses incurred by HOOKIPA in complying with the applicable reporting requirements would reduce the assets available for ultimate distribution to stockholders.

On July 18, 2025, HOOKIPA notified Nasdaq of its intent to voluntarily delist its common stock from Nasdaq. HOOKIPA currently anticipates that it will file with the Securities and Exchange Commission (“SEC”) a Form 25 relating to the delisting and deregistration of its common stock on or about July 29, 2025, and anticipates that the delisting and deregistration under Section 12(b) of its common stock will then become effective on or about August 8, 2025. Following the delisting, any trading in HOOKIPA’s common stock would only occur in privately negotiated sales and potentially on an over-the-counter market; however, there is no guarantee that a broker will make a market in the common stock and that trading of the common stock will continue on an over-the-counter market or otherwise.

Following the delisting of its common stock from Nasdaq, HOOKIPA intends to file a Form 15 with the SEC to deregister its common stock under Section 12(g) of the Exchange Act and suspend its reporting obligations under Section 15(d) of the Exchange Act. As a result of the filing of the Form 15, HOOKIPA’s obligation to file certain Exchange Act reports and forms with the SEC, including certain Forms 10-K, 10-Q and 8-K, will cease. HOOKIPA will generally be relieved of all reporting obligations under the Exchange Act upon the effectiveness of the Form 15. The Company expects that the deregistration of its common stock will become effective 90 days after the filing of the Form 15 with the SEC.

About HOOKIPA

HOOKIPA Pharma Inc. (NASDAQ: HOOK) is a clinical-stage biopharmaceutical company focused on developing next generation immunotherapeutics based on its proprietary arenavirus platform. The company’s product candidates are designed to induce specific, robust and durable CD8+ T cells and antibodies to eliminate cancers and serious infectious diseases. HOOKIPA’s pipeline includes biological therapies for oncology, targeting human papillomavirus type 16-positive (HPV16+) cancers, KRAS mutated cancers, and other targets. In addition, HOOKIPA has partnered with Gilead Sciences, Inc. to develop therapies that are intended to provide functional cures for hepatitis B virus (HBV) and human immunodeficiency virus-1 (HIV-1). Find out more about HOOKIPA online at www.hookipapharma.com.

Forward Looking Statements

Certain statements set forth in this press release constitute “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements can be identified by terms such as “anticipates”, “believes,” “expects,” “plans,” “potential,” “will,” “would” or similar expressions and the negative of those terms. Forward-looking statements in this press release include HOOKIPA’s statements regarding its plans and its ability to successfully delist from Nasdaq and to deregister its common stock as well as the anticipated benefits thereof, the potential for a trading market in HOOKIPA’s common stock following the delisting, and HOOKIPA’s expectations to close the Asset Sale and to dissolve and liquidate. Such forward-looking statements involve substantial risks and uncertainties that could cause cause actual results or events to differ materially from those that may be expressed or implied by these forward-looking statements, including, but not limited to, the uncertainty of stockholder approval of the Asset Sale and the dissolution and liquidation of HOOKIPA, the timing and ability of HOOKIPA to close the Asset Sale, the timing and effectiveness of HOOKIPA’s delisting and deregistration of the common stock, and the sufficiency of existing cash to fund operations. For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to the business of HOOKIPA in general, see HOOKIPA’s Annual Report on Form 10-K for the year ended December 31, 2024, as well as discussions of potential risks, uncertainties, and other important factors in HOOKIPA’s subsequent filings with the SEC, which are available on the SEC’s website at https://sec.gov and HOOKIPA’s website at www.hookipapharma.com. All information in this press release is as of the date of the release, and HOOKIPA undertakes no duty to update this information unless required by law.

Availability of Other Information About HOOKIPA

Investors and others should note that we announce material financial information to our investors using our investor relations website, www.ir.hookipapharma.com, SEC filings, press releases, public conference calls and webcasts. We use these channels, as well as social media, to communicate with our investors and the public about our company, and other issues. It is possible that the information we post on social media could be deemed to be material information. Therefore, we encourage investors, the media, and others interested in our company to review the information we post on the social media channels listed on our investor relations website.

For further information, please contact:

Investors

Chuck Padala
Chuck@LifeSciAdvisors.com